UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2018

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2018, Nabors Industries, Inc. (“Nabors Delaware”) and Nabors Drilling Canada Limited (“Nabors Canada”), each a wholly owned subsidiary of Nabors Industries Ltd. (the “Company”), and the Company entered into a credit agreement (the “2018 Credit Agreement”), among themselves, the Revolving Guarantors (as defined below) and other guarantors from time to time party thereto, HSBC Bank Canada, as the Canadian lender (the “Canadian Lender”), the issuing banks (the “Issuing Banks”) and other lenders party thereto (the “US Lenders” and, together with the Canadian Lender, the “Lenders”) and Citibank, N.A., as administrative agent solely for the US Lenders and not for the Canadian Lender.  Under the 2018 Credit Agreement, Citibank, N.A., Mizuho Bank, LTD. and Wells Fargo Securities, LLC acted as joint lead arrangers and bookrunners.

In connection with the 2018 Credit Agreement, on October 11, 2018, Nabors Delaware entered into Amendment No. 3 to its existing credit agreement dated November 29, 2012, among itself, the Company, Nabors Canada, the Canadian Lender, the other lenders party thereto, Citibank, N.A., and Wilmington Trust, National Association, as successor administrative agent (the “Amendment”). The Amendment, among other things, provides for Citibank, N.A.’s resignation as administrative agent and the appointment of Wilmington Trust, National Association as administrative agent, reduces the overall commitments available to $666,250,000 and provides for certain lenders to exit the facility. The existing credit facility matures on July 14, 2020.

Under the 2018 Credit Agreement, the Lenders have committed to provide up to an aggregate principal amount at any time outstanding not in excess of $1,267,000,000 to Nabors Delaware (or Nabors Canada, as applicable) under an unsecured revolving credit facility which provides for the following: (i) the US Lenders have committed to provide up to an aggregate principal amount of revolving loans at any time outstanding not in excess of $1,227,000,000 to Nabors Delaware including sub-facilities provided by certain of the US Lenders for (A) letters of credit in an aggregate principal amount at any time outstanding not in excess of $300,000,000, and (B) swingline loans in an aggregate principal amount at any time outstanding not in excess of $120,000,000, and (ii) the Canadian Lender has committed to provide up to an aggregate principal amount at any time outstanding not in excess of $40,000,000, which can be drawn upon in either U.S. or Canadian dollar borrowings, to Nabors Canada. The commitments will be guaranteed by Nabors Canada, the Company, Nabors International Management Limited, Nabors Drilling Technologies USA, Inc., Nabors Lux 2 and each other subsidiary that from time to time delivers a guaranty pursuant to the 2018 Credit Agreement (the “Revolver Guarantors”). The facility matures on the earlier of (a) October 11, 2023 and (b) July 19, 2022, if any of Nabors Delaware’s existing 5.5% senior notes due January 2023 remain outstanding as of such date.

At the request of Nabors Delaware, each Issuing Bank will issue standby letters of credit in a minimum face amount of $100,000. Nabors Delaware will pay a letter of credit fee, payable on a quarterly basis, equal to the applicable interest margin for the London Interbank Offered Rate (“LIBOR”) borrowings (which with respect to performance letters of credit will be multiplied by 0.50) multiplied by the daily amount of aggregate L/C Exposure (as defined in the 2018 Credit Agreement) during such quarter.   In addition, in connection with each letter of credit, Nabors Delaware will pay to each Issuing Bank (i) such Issuing Bank’s standard issuance and administrative fees and expenses and (ii) a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of letter of credit exposure.

US dollar-denominated borrowings under the 2018 Credit Agreement bear interest, at Nabors Delaware’s option (except that all swingline borrowings will accrue interest based on the “Base Rate” (as defined below)), at either (i) the “Base Rate” plus the applicable interest margin, calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days and payable quarterly in arrears or (ii) interest periods of one, two, three or six months at an annual rate equal to LIBOR for the corresponding deposits of U.S. dollars, plus the applicable interest margin. The “Base Rate” is defined, for any day, as a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1.00%, (b) the prime commercial lending rate of Citibank, N.A., and (c) LIBOR for an interest period of one-month beginning on such day plus 1.00%.

Canadian dollar-denominated borrowings under the 2018 Credit Agreement will bear interest at the “Canadian Prime Rate” (as defined below) plus the applicable interest margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable quarterly in arrears.  The “Canadian Prime Rate” is defined, for any day, as the greater of (i) the rate of interest per annum established by the Canadian Lender from time to time as a reference rate of interest for determination of interest rates that the Canadian Lender charges for Canadian dollar loans made by it in Canada and (ii) the average one month bankers’ acceptance rate shown at 10 a.m. (Toronto time) for any date of determination (or the immediately preceding day such rate is available if such rate is not available on such date) on the CDOR Page display of Reuters Monitor Money Rates Service plus 1.00% per annum.

Under the 2018 Credit Agreement, the Company is required to maintain a net debt to capital ratio not in excess of 0.60:1.  The net debt to capital ratio is calculated by dividing (i) net debt by (ii) net capitalization (net debt plus shareholders’ equity). Additionally, during any period in which Nabors Delaware fails to maintain an investment grade rating from at least two ratings agencies, the Company will be required to maintain an asset to debt coverage ratio of at least 2.50:1. The asset to debt coverage ratio is calculated by dividing (a) the net book value of drilling-related fixed assets wholly owned by the Revolver Guarantors or wholly owned subsidiaries of the Revolver Guarantors by (b) total debt of the Revolver Guarantors (subject to certain exclusions).

Additionally, under the 2018 Credit Agreement, the Company will be subject to certain covenants, which include, among others, (i) a covenant restricting its ability to incur liens, which is subject to certain exceptions, including the ability to incur liens securing obligations in an aggregate amount not to exceed $150,000,000 at any time outstanding, (ii) a covenant restricting its ability to pay dividends or make other distributions with respect to its capital stock and to repurchase certain indebtedness, which is subject to certain exceptions, including the ability to pay dividends in respect of ordinary common equity and preferred equity in an aggregate amount not to exceed $110,000,000 per fiscal year and (iii) a covenant restricting the ability of the Company’s subsidiaries to incur debt, which is subject to certain exceptions, including the ability to incur debt in an aggregate amount not to exceed $150,000,000 at any time outstanding.

A copy of the 2018 Credit Agreement and the Amendment, which are filed as exhibits to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, are incorporated herein by reference and should be read in their entirety for a complete description of their provisions. The summary in this report is qualified in its entirety by the text of such provisions.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01  Regulation FD Disclosure.

On October 11, 2018, we issued a press release announcing the establishment of the 2018 Credit Agreement and the Amendment discussed above. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated as of October 11, 2018, among Nabors Industries, Inc., as US Borrower, Nabors Drilling Canada Limited, as Canadian Borrower, Nabors Industries Ltd., as Holdings, the other Guarantors from time to time party thereto, HSBC Bank Canada, as Canadian Lender, the Issuing Banks and other Lenders party thereto and Citibank, N.A., as Administrative Agent solely for the US Lenders and not for the Canadian Lender.

10.2

Amendment No. 3 to Credit Agreement, dated as of October 11, 2018, among Nabors Industries, Inc., Nabors Drilling Canada Limited, Nabors Industries Ltd., HSBC Bank Canada, the other lenders party thereto, Citibank, N.A., and Wilmington Trust, National Association, as successor administrative agent.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: October 12, 2018	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary